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                                                                    Exhibit 99.1



               CONSENT OF FRIEDMAN, BILLINGS, RAMSEY & CO., INC.


          We hereby consent to the use of our name and to the description of our opinion letter, dated June 13, 2001 and as updated on August 28, 2001, under the caption "Opinion of Century's Financial Advisor" in, and to the inclusion of such opinion letter as Annex B to, the proxy statement/prospectus of United Bankshares, Inc. and Century Bancshares, Inc., which proxy statement/prospectus is part of the Registration Statement on Form S-4 of United Bankshares, Inc. By giving such consent, we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "expert" as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.


                                   /s/ Friedman, Billings, Ramsey & Co., Inc.
                                   FRIEDMAN, BILLINGS, RAMSEY & CO., INC.


Washington, D. C.
September 13, 2001